Exhibit 15.2

[Letterhead of Trust Law Firm]

June 21, 2006

Baidu.com, Inc.

12/F, Ideal International Plaza

No. 58 West-North 4th Ring

Beijing, PRC 100080

Dear Sirs,

We consent to the reference to our firm under the headings “Chinese Government Regulations” and “Organizational Structure” in Baidu.com, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2005, which will be filed with the Securities and Exchange Commission in the month of June 2006.

Yours faithfully,

/s/ Trust Law Firm